UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Fossil, Inc. (the “Company”) on May 20, 2009, the terms of Kenneth W. Anderson and Alan J. Gold as members of the board of directors (the “Board”) of the Company expired, and Messrs. Anderson and Gold were not nominated for re-election to the Board.  In order that they may continue to provide valuable service to the Company based upon their years of experience and knowledge of business and the Company’s affairs, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has designated Messrs. Anderson and Gold as Advisory Directors for a term of one year, expiring on May 19, 2009.  As Advisory Directors, Messrs. Anderson and Gold may be invited from time to time to attend and participate in regular and special meetings of the Board at the discretion of the Chairman of the Board, but will not be entitled to vote on any matter.

Messrs. Anderson and Gold will be entitled to receive customary reimbursement for travel and related expenses, but will not otherwise be entitled to receive any compensation for their service as Advisory Directors.  The Company stock options that Messrs. Anderson and Gold held on May 20, 2009 will continue to vest and be exercisable as if they were still serving as members of the Board.  Pursuant to letter agreements executed with each of Messrs. Anderson and Gold, they will not receive any future automatic stock option grants.  The letter agreements are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                         Letter Agreement Regarding Acceptance to Serve as an Advisory Director and Election to Decline Participation in the Fossil, Inc. 2008 Long-Term Incentive Plan, executed by Kenneth W. Anderson on May 20, 2009.

10.2                         Letter Agreement Regarding Acceptance to Serve as an Advisory Director and Election to Decline Participation in the Fossil, Inc. 2008 Long-Term Incentive Plan, executed by Alan J. Gold on May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2009

FOSSIL, INC.

		By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Letter Agreement Regarding Acceptance to Serve as an Advisory Director and Election to Decline Participation in the Fossil, Inc. 2008 Long-Term Incentive Plan, executed by Kenneth W. Anderson on May 20, 2009.

10.2

Letter Agreement Regarding Acceptance to Serve as an Advisory Director and Election to Decline Participation in the Fossil, Inc. 2008 Long-Term Incentive Plan, executed by Alan J. Gold on May 20, 2009.